Exhibit m (11)

AMENDMENT TO PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1

FOR CLASS C SHARES

OF MAINSTAY FUNDS TRUST

Schedule A

(Amended & Restated as of February 27, 2015)

FUND	FEE
MainStay Balanced Fund	0.75%
MainStay California Tax Free Opportunities Fund	0.25%
MainStay Conservative Allocation Fund	0.75%
MainStay Cornerstone Growth Fund	0.75%
MainStay Cushing MLP Premier Fund	0.75%
MainStay Cushing Renaissance Advantage Fund	0.75%
MainStay Cushing Royalty Energy Income Fund	0.75%
MainStay Emerging Markets Opportunities Fund	0.75%
MainStay Epoch U.S. All Cap Fund	0.75%
MainStay Epoch Global Choice Fund	0.75%
MainStay Epoch Global Equity Yield Fund	0.75%
MainStay Epoch International Small Cap Fund	0.75%
MainStay Epoch U.S. Equity Yield Fund	0.75%
MainStay Floating Rate Fund	0.75%
MainStay Growth Allocation Fund	0.75%
MainStay High Yield Municipal Bond Fund	0.75%
MainStay High Yield Opportunities Fund	0.75%
MainStay ICAP Equity Fund	0.75%
MainStay ICAP International Fund	0.75%
MainStay ICAP Global Fund	0.75%

MainStay ICAP Select Equity Fund	0.75%
MainStay Indexed Bond Fund	0.75%
MainStay International Opportunities Fund	0.75%
MainStay Marketfield Fund	0.75%
MainStay Moderate Allocation Fund	0.75%
MainStay Moderate Growth Allocation Fund	0.75%
MainStay New York Tax Free Opportunities Fund	0.25%
MainStay Retirement 2010 Fund	0.75%
MainStay Retirement 2020 Fund	0.75%
MainStay Retirement 2030 Fund	0.75%
MainStay Retirement 2040 Fund	0.75%
MainStay Retirement 2050 Fund	0.75%
MainStay S&P 500 Index Fund	0.75%
MainStay Short Duration High Yield Fund	0.75%
MainStay Short Term Bond Fund	0.75%
MainStay Total Return Bond Fund	0.75%
MainStay U.S. Equity Opportunities Fund	0.75%
MainStay U.S. Small Cap Fund	0.75%